UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission by Future FinTech Group Inc. (the “Company”) on August 15, 2017 (the “Form 8-K”), is being filed for the sole purpose of correcting an error in the third paragraph of Item 5.02 of the Form 8-K, which incorrectly stated that Xiaofeng Dai has served as the Company’s chief operating officer since March 2018. The paragraph has been replaced in its entirety below. No other changes have been made to the Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Dai, age 47, has served as the chief operating officer of the Company’s subsidiary, GlobalKey SharedMall Limited, since March 2018, and has also served as a director of Shenzhen Hongfan Technology Ltd. since May 2014. From March 2015 to February 2017, Mr. Dai served as the vice president of Jide Holding Ltd. and from January 2013 to February 2014, he was the executive director of Wuxi Aerospace Gaoneng Equity Fund. Mr. Dai received his Master of Economics degree and MBA from Huazhong University of Science and Technology in December 1999 and December 2000, respectively, his doctorate in economics from Wuhan University in June 2009. The Board believes that Mr. Dai’s significant business experience will be an asset to the Company and the Board.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.
Date: September 28, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

3